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                                                                    EXHIBIT 23.4


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



      We consent to the incorporation by reference in this Registration Statement of Foundation Health Corporation on Form S-8 of our report dated February 16, 1994, except Note 17 as to which the date is March 18, 1994, with respect to the consolidated financial statements of Intergroup Healthcare Corporation for the years ended December 31, 1993 and 1992, appearing in the Annual Report on Form 10-K of Foundation Health Corporation for the year ended June 30, 1995 filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Tucson, Arizona
March 18, 1996